                                   EXHIBIT 99



               Information required by Form 11-K with respect to the Haverty Furniture Companies, Inc. Thrift Plan For the Fiscal Year Ended December 31, 1995


               (a)     The following financial statements are
                       furnished for the above-referenced Plan:

                       Report of Independent Auditors;
                       Statements of Net Assets Available for
                         Benefits December 31, 1995 and 1994;
                       Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31,
                         1995 and 1994;
                       Notes to Financial Statements;
                       Schedule I -  Assets Held for Investment; and
                       Schedule II - Transactions or Series of
                       Transactions in
                       Excess of 5% of the Fair Value of Plan Assets;


               (b)     Exhibits:

                       Consent of Independent Auditors

                          Audited Financial Statements
                           and Supplemental Schedules

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                     Years ended December 31, 1995 and 1994
                      with Report of Independent Auditors

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                          Audited Financial Statements
                           and Supplemental Schedules


                     Years ended December 31, 1995 and 1994




                                    CONTENTS





Report of Independent Auditors ............................................ 1

Audited Financial Statements

Statements of Net Assets Available for Benefits ........................... 2
Statements of Changes in Net Assets Available for Benefits ................ 3
Notes to Financial Statements ............................................. 4

Supplemental Schedules

Schedule I - Assets Held for Investment .................................. 11
Schedule II - Transactions or Series of Transactions in Excess of
  5% of the Fair Value of Plan Assets .................................... 12


[LOGO] ERNST & YOUNG LLP      - Suite 2800                 - Phone: 404 874 8300
                                600 Peachtree Street
                                Atlanta, Georgia 30308-2215

                         Report of Independent Auditors

Employee Benefits Committee of
Haverty Furniture Companies, Inc.

We have audited the accompanying statements of net assets available for benefits of the Haverty Furniture Companies, Inc. Thrift Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1995 and 1994, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of Assets Held for Investment as of December 31, 1995, and Transactions or Series of Transactions in Excess of 5 Percent of the Fair Value of Plan Assets for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1995 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1995 financial statements taken as a whole.


                                                           /s/ Ernst & Young LLP

June 19, 1996

        Ernst & Young is a member of Ernst & Young International, Ltd.

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                Statements of Net Assets Available for Benefits



                                                  DECEMBER 31
                                               1995         1994
                                            -----------  -----------
ASSETS
Cash                                        $    49,179  $         -
Dividends and interest receivable                   391          849
Contributions receivable                        294,003      671,146
Investments, at fair value:
  Short term investment                          20,258       22,293
  Commingled trust investment funds          19,438,675   13,470,262
  Common stock                                2,290,763    1,408,555
                                            -----------  -----------
Net assets available for benefits           $22,093,269  $15,573,105
                                            ===========  ===========

See accompanying notes.

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

           Statements of Changes in Net Assets Available for Benefits



                                                               DECEMBER 31
                                                           1995          1994
                                                        -------------------------
Additions to net assets attributed to:
 Contributions:
  Employer                                              $   806,073  $   776,675
  Employee                                                3,134,346    2,931,283
                                                        ------------------------
                                                          3,940,419    3,707,958
Net realized and unrealized appreciation
 (depreciation) in fair value of investments              3,302,281   (1,230,074)
Investment income                                         1,168,319      588,685
                                                        ------------------------
                                                          8,411,019    3,066,569
Deductions from net assets attributed to:
 Benefit payments                                         1,890,855    1,744,716
                                                        ------------------------

Net increase                                              6,520,164    1,321,853
Net assets available for benefits at beginning of year   15,573,105   14,251,252
                                                        ------------------------

Net assets available for benefits at end of year        $22,093,269  $15,573,105
                                                        ========================

See accompanying notes.

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                         Notes to Financial Statements

                               December 31, 1995


1. SIGNIFICANT ACCOUNTING POLICIES

VALUATION OF INVESTMENTS

The Plan's investments are stated at aggregate fair value. Fair value of investments in SunTrust Bank common trust funds are based on the fair values of the underlying securities. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. For investments in securities that do not have an established market, the trustee has established a fair value for such securities. Purchases and sales of investments are recorded on a trade-date basis.

USE OF ESTIMATES

The preparation of financial statements in accordance with GAAP requires the use of estimates by management. Actual results could vary from such estimates; however, management is not presently aware of any events which would cause such differences.

2. DESCRIPTION OF THE PLAN

The Plan is a "qualified cash or deferred arrangement" plan under Section 401(k) of the Internal Revenue Code. Such an employee benefit plan is generally known as a 401(k) plan.

Any employee of the Company who attains 21 years of age, completes three months of eligibility service and who is not a member of a collective bargaining unit (unless there is a written agreement providing for this participation) can become a participant in the Plan. Participation is voluntary and eligible employees may elect to defer up to 16% of their compensation through payroll deductions, subject to statutory limitations. The Company matches employee contributions at the rate of 50% for all contributions up to and including 2%, and 25% for all contributions between 3% and 6% of each participant's annual compensation. All contributions are remitted to the Plan monthly.

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                   Notes to Financial Statements (continued)






2. DESCRIPTION OF THE PLAN (CONTINUED)

Upon enrollment in the Plan, a participant may direct employer and employee contributions in 10% increments in any of six investment options. The Money Market fund invests in U.S. Treasuries and other obligations issued or guaranteed by the U.S. government or government agencies. The Bond Fund invests in Treasury and agency obligations issued by the U.S. Government, its agencies or instrumentalities. The Equity Growth fund and the Equity Income fund invest primarily in common stocks of large, well-established companies. The Haverty's Stock fund invests in Haverty's Common Stock purchased in the open market. The Balanced Fund invests in common stocks of large, well-established companies and fixed income securities.

Earnings of the plan are allocated to participants based on account holdings at the beginning of the quarter plus one third of contributions made in that quarter. All administrative expenses are paid by the Plan sponsor.

Participants are immediately invested in their contributions plus actual earnings thereon. These accounts totaled $17,258,335 and $12,286,710 at December 31, 1995 and 1994, respectively. Vesting in the Company contribution portion of their accounts plus actual earnings thereon is based on the number of years of service with the Company, including any years of service when the participant was eligible and did not participate in the Plan. A participant is 100 percent vested after five years of credited service.

All amounts credited to a participant's employee and employer accounts are distributed with no forfeiture upon termination of employment for the following reasons: participant's death, total disability, retirement at age 65, or completion of five or more years of service. Forfeitures of employer contributions are used to offset employer matching contributions for the same and/or future plan year.

Further information about the Plan Agreement is contained in the Summary Plan Description Your 401(k) Thrift Plan. Copies of this booklet are available at the Company's Human Resources office.

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                   Notes to Financial Statements (continued)






3. INCOME TAX STATUS

The Internal Revenue Service has ruled that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and the Trust established thereunder is exempt from tax under IRC Section 501(a). The Plan has subsequently been amended and restated. A request for a determination letter on the amended and restated plan was filed with the Internal Revenue Service on March 27, 1995. The plan administrator is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

4. TRANSACTIONS WITH PARTIES-IN-INTEREST

At December 31, 1995 and 1994, the Plan held 165,100 and 119,877 shares of Haverty Furniture Companies, Inc. Common Stock, respectively. The fair value of this stock at December 31, 1995 and 1994 was $2,290,763 and $1,408,555,
respectively.

During 1995 and 1994, the Plan received $43,169 and $24,148, respectively, in dividends on Haverty Furniture Companies, Inc. Common Stock.

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                   Notes to Financial Statements (continued)






5. INVESTMENTS

The Plan's assets are held by a bank-administered trust fund.

Net realized and unrealized (depreciation) appreciation and fair value of the Plan's investments are as follows for 1995 and 1994:


                                                                NET
                                                          APPRECIATION IN    FAIR VALUE
                                                             FAIR VALUE      AT END OF
                                                            DURING YEAR        YEAR
                                                          ------------------------------
YEAR ENDED DECEMBER 31, 1995
Fair value as determined by quoted market price:
  Common stock                                              $  322,559       $ 2,290,763

Fair value estimated by trustee:
  Short-term investment                                         20,258            20,258
  Commingled trust investment funds                          2,979,722        19,438,675
                                                            ----------------------------
                                                            $3,320,539       $21,749,696
                                                            ============================

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                   Notes to Financial Statements (continued)






5. INVESTMENTS (CONTINUED)


                                                         NET
                                                   (DEPRECIATION)          FAIR VALUE
                                                    IN FAIR VALUE          AT END OF
                                                    DURING YEAR               YEAR
                                                  -----------------------------------
YEAR ENDED DECEMBER 31, 1994
Fair value as determined by quoted market price:
  Common stock                                        $  (473,512)         $1,408,555

Fair value estimated by trustee:
  Short-term investment                                                        22,293
  Commingled trust investment funds                      (756,562)         13,470,262
                                                      -------------------------------
                                                      $(1,230,074)        $14,901,110
                                                      ===============================

The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:


                                                               DECEMBER 31
                                                             1995        1994
                                                          ----------------------
Federated Short-Term U.S. Government Fund                 $1,188,744  $1,449,989
Federated U.S. Government Securities Fund:  2-5 years      1,104,207           -
Weiss, Peck & Greer Government Securities Fund                     -     918,825
Dodge & Cox Balanced Fund                                  8,135,262   5,677,305
Fidelity Magellan Fund                                     8,420,857   5,424,143
Haverty Furniture Companies, Inc. Common Stock             2,290,763   1,408,555

6. INVESTMENT FUND ACTIVITY

The activity in the Plan's funds (excluding contributions receivable) during the years ended December 31, 1995 and 1994 was as follows:

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                   Notes to Financial Statements (continued)

6. INVESTMENT FUND ACTIVITY (CONTINUED)




                                                                               YEAR ENDED DECEMBER 31, 1995
                                                ------------------------------------------------------------------------------------
                                                                                                    EQUITY      COMPANY
                                                MONEY MARKET     BOND       BALANCED      EQUITY    INCOME       STOCK
                                                    FUND         FUND         FUND         FUND      FUND        FUND       TOTAL
                                                ------------------------------------------------------------------------------------
Additions to net assets attributed to:
 Contributions:
  Employer                                       $   81,761   $   46,327  $  283,685  $  328,193  $  7,804   $  122,428  $   870,198
  Employee                                          282,056      178,555   1,119,822   1,317,197    44,545      505,189    3,447,364
                                                ------------------------------------------------------------------------------------
                                                    363,817      224,882   1,403,507   1,645,390    52,349      627,617    4,317,562

Investment income                                    85,793       64,847     432,001     480,263    59,425       45,990    1,168,319
                                                ------------------------------------------------------------------------------------
                                                    449,610      289,729   1,835,508   2,125,653   111,774      673,607    5,485,881
Deductions from net assets attributed to:
 Benefit payments                                   290,429       80,104     635,327     689,898       305      194,792    1,890,855

Net transfers                                      (433,111)     (91,711)    (21,414)    (90,338)  491,421      145,153            -

Net realized and unrealized appreciation
 (depreciation) in fair value of investments              -       63,121   1,278,804   1,651,017   (13,220)     322,559    3,302,281
                                                ------------------------------------------------------------------------------------
Net increase (decrease)                            (273,930)     181,035   2,457,571   2,996,434   589,670      946,527    6,897,307
Net assets by investment option at beginning
 of year                                          1,462,709      923,526   5,677,780   5,424,551         -    1,413,393   14,901,959
                                                ------------------------------------------------------------------------------------
Net assets by investment option at end of year   $1,182,779   $1,104,561  $8,135,351  $8,420,985  $589,670   $2,359,920  $21,799,266
                                                ====================================================================================

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                   Notes to Financial Statements (continued)

6. INVESTMENT FUND ACTIVITY (CONTINUED)


                                                                            YEAR ENDED DECEMBER 31, 1994
                                                -------------------------------------------------------------------------------
                                                   MONEY        BOND       BALANCED      EQUITY     COMPANY STOCK
                                                MARKET FUND     FUND         FUND         FUND          FUND          TOTAL
                                                -------------------------------------------------------------------------------
Additions to net assets attributed to:
 Contributions:
  Employer                                      $   62,756   $  66,383   $   269,069   $  245,625     $   98,899   $   742,732
  Employee                                         235,165     247,028     1,004,129      902,701        380,747     2,769,770
                                                -------------------------------------------------------------------------------
                                                   297,921     313,411     1,273,198    1,148,326        479,646     3,512,502

Investment income                                   67,562      86,304       275,477      132,618         26,724       588,685
                                                -------------------------------------------------------------------------------
                                                   365,483     399,715     1,548,675    1,280,944        506,370     4,101,187

Deductions from net assets attributed to:
 Benefit payments                                  378,054     160,245       533,753      559,923        112,741     1,744,716
 Forfeitures                                         2,279         944         4,518        2,556          1,368        11,665

Net transfers                                     (667,697)   (721,099)   (1,077,964)   1,796,925        669,835             -

Net realized and unrealized depreciation in
 fair value of investments                               -    (235,312)     (275,764)    (245,486)      (473,512)   (1,230,074)
                                                -------------------------------------------------------------------------------
Net increase (decrease)                           (682,547)   (717,885)     (343,324)   2,269,904        588,584     1,114,732
Net assets by investment option at beginning
 of year                                         2,145,256   1,641,411     6,021,104    3,154,647        824,809    13,787,227
                                                -------------------------------------------------------------------------------
Net assets by investment option at end of year  $1,462,709   $ 923,526   $ 5,677,780   $5,424,551     $1,413,393   $14,901,959
                                                ===============================================================================

                             Supplemental Schedules

                                                                      Schedule I

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

                           Assets Held for Investment

                               December 31, 1995



                                                                        MARKET
  UNITS                 DESCRIPTION                       COST          VALUE
- --------------------------------------------------------------------------------
           COMMINGLED TRUST INVESTMENT FUNDS
   20,258  SunTrust Short-Term Investment Fund        $    20,258    $    20,258
           Federated Short-Term U.S. Government
1,188,744    Fund                                       1,188,744      1,188,744
           Federated U.S. Government Securities
  103,293    Fund:  2-5 Years                           1,066,918      1,104,207
  148,997  Dodge & Cox Balanced Fund                    7,151,515      8,135,262
   97,940  Fidelity Magellan Fund                       7,129,393      8,420,857
   50,872  Lord Abbett Affiliated Fund                    602,343        589,605

           COMMON STOCK
  165,100  Haverty Furniture Cos., Inc.                 2,073,533      2,290,763
                                                      --------------------------
                                                      $19,232,703    $21,749,696
                                                      ==========================

                       Haverty Furniture Companies, Inc.
                                  Thrift Plan

         Schedule of Security Transactions Exceeding 5% of Plan Assets

                               December 31, 1995





                                                                                                 CURRENT VALUE OF
                                                  NUMBER                              COST OF        ASSET ON          NET GAIN
          DESCRIPTION OF ASSETS              OF TRANSACTIONS   PURCHASES     SALES     ASSET     TRANSACTION DATE       (LOSS)
- ---------------------------------------------------------------------------------------------------------------------------------
CATEGORY (I) - INDIVIDUAL TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS.

Weiss, Peck & Greer Government Securities
 Fund                                              1           $        - $  979,365   $1,099,562  $  979,365       $(120,196)
Federated U.S. Government Securities Fund:
 2-5 years                                         1              979,365          -      979,365     979,365               -

CATEGORY (III) - A SERIES OF SECURITY TRANSACTIONS, WHEN AGGREGATED REGARDLESS
OF GAIN OR LOSS, EXCEEDS 5% OF PLAN ASSETS.

SunTrust Short-Term Investment Fund              241            4,353,386          -    4,353,386   4,353,386               -
SunTrust Short-Term Investment Fund              294                    -  4,385,034    4,385,034   4,385,034               -
Federated Short-Term U.S. Government Trust        28              957,655          -      957,655     957,655               -
Federated Short-Term U.S. Government Trust        18                    -  1,218,900    1,218,900   1,218,900               -
Federated U.S. Government Securities Fund:
 2-5 years                                        13            1,241,144          -    1,241,144   1,241,144               -
Weiss, Peck & Greer Government Securities
Fund                                               6                    -  1,037,865    1,166,387   1,037,865        (128,522)
Dodge & Cox Balanced Fund                         26            1,830,603          -    1,830,603   1,830,603               -
Fidelity Magellan Fund                            22            2,311,807          -    2,311,807   2,311,807               -
Fidelity Magellan Fund                            23                    -    966,110      834,644     966,110         131,466

THERE WERE NO CATEGORY (II) OR (IV) TRANSACTIONS DURING THE YEAR ENDED DECEMBER
31, 1995.


                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44285) pertaining to the Haverty Furniture Companies, Inc. Thrift Plan of our report dated June 19, 1996, with respect to the financial statements and schedules of Haverty Furniture Companies, Inc. Thrift Plan included in this Form 10-K/A, Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 1995.


                                        /s/ Ernst & Young LLP


Atlanta, Georgia
June 27, 1996

                              S I G N A T U R E S




         Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has caused this annual report to be signed on the 28th day of June 1996, by the undersigned thereunto duly authorized.



                                HAVERTY FURNITURE COMPANIES, INC.
                                          THRIFT PLAN



                                By  /s/ Dennis L. Fink
                                   ------------------------------------
                                    Dennis L. Fink
                                    Executive Vice President and
                                    Chief Financial Officer
                                    (principal financial officer)



                               By   /s/ Hugh G. Wells
                                   ------------------------------------
                                    Hugh G. Wells
                                    Vice President and Treasurer



                               By   /s/ Dan C. Bryant
                                   ------------------------------------
                                    Dan C. Bryant
                                    Controller
                                    (Principal accounting officer)